Exhibit 23


          Stark Tinter & Associates, LLC

                                Certified Public Accountants
                                       Financial Consultants





     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Shareholders and Board of Directors
Future Carz, Inc.
Scottsdale, Arizona


We consent to the use of our report on the December 31, 2000 financial statements in the Form 10-KSB dated April 16, 2001 of Future Carz, Inc.


/s/ Stark Tinter & Associates, LLC

April 16, 2001
Denver, Colorado


7535 East Hampden Avenue, Suite 109 . Denver, Colorado 80231 .
(303) 694-6700 Fax (303) 694-6761